ARTICLES OF INCORPORATION

State Form 4159 (R12/1-03)
Approved by State Board of Accounts, 2003

TODD ROKITA
SECRETARY OF STATE
CORPORATIONS DIVISION
302 W. Washington St., Rm. E018
Indianapolis, IN 46204
Telephone: (317) 232-6576

INSTRUCTIONS: Use 8 1/2" x 11" white paper for attachments.
Present original and one copy to address in upper right corner of this form.
Please TYPE or PRINT.
Please visit our office on the web at www.sos.in.gov.

Indiana Code 23-1-21-2
FILING FEE: $90.00

ARTICLES OF INCORPORATION

The undersigned, desiring to form a corporation (hereinafter referred to as "Corporation") pursuant to the provisions of:

☒ Indiana Business Corporation Law
As amended, executes the following Articles of Incorporation:

☐ Indiana Professional Corporation Act 1983, Indiana Code 23-1.5-1-1, et seq. (Professional corporations must include Certificate of Registration.)

ARTICLE I - NAME AND PRINCIPAL OFFICE

Name of Corporation (the name must include the word "Corporation", "Incorporated", "Limited", "Company" or an abbreviation thereof)
HHC INDIANA, INC.

Principal Office:

Post office address	City	State	ZIP code
1500 WATERS RIDGE DRIVE	LEWISVILLE	TX	75057

ARTICLE II - REGISTERED OFFICE AND AGENT

Registered Agent: The name and street address of the Corporation's Registered Agent and Registered Office for service of process are:

Name of Registered Agent
CT CORPORATION SYSTEM

Address of Registered Office (street or building)	City		ZIP code
36 S. Pennsylvania Street, Suite 700	Indianapolis	Indiana	46204

ARTICLE III - AUTHORIZED SHARES

Number of shares the Corporation is authorized to issue: 1,000
If there is more than one class of shares, shares with rights and preferences, list such information as "Exhibit A."

ARTICLE IV - INCORPORATORS
[the name(s) and address(es) of the incorporators of the corporation]

NAME	NUMBER AND STREET OR BUILDING	CITY	STATE	ZIP CODE
DAVID K. MEYERCORD, ESQ.	901 MAIN STREET SUITE 4300	DALLAS	TX	75202
	ARTICLE V - SOLE DIRECTOR			
JAMES KEN NEWMAN	1500 WATERS RIDGE DR.	LEWISVILLE	TX	75057

In Witness Whereof, the undersigned being all the incorporators of said Corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true,

this 18TH day of FEBRUARY, 20 04.

Signature of incorporator	Printed name
/s/ David K. Meyercord	DAVID K. MEYERCORD
Signature of incorporator	Printed name
Signature of incorporator	Printed name

This instrument was prepared by: (name)

Address (number, street, city and state)	ZIP code